FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0264582014-6
FVAguilar	Filing Number 20254609149
Secretary of State State Of Nevada	Filed On 01/21/2025 09:45:57 AM
	Number of Pages 7

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :
RELIANT HOLDINGS INC.

Entity or Nevada Business Identification Number (NVID) : **NV20141337634**

2. Restated or Amended and Restated Articles (Select one):
(If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
- ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box):
(If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: **91%**
Or ☐ No action by stockholders are required

☐ Officer"s Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:
- ☐ The entity name has been amended.
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ Other: (specify changes)
- ☐ Dissolution
- ☐ Merger
- ☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)

Date: 01/21/2025 Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☑ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Entity Name: ONAR HOLDING CORPORATION

ShareName	ShareType	SharesQuantity	SharesValue	ShareTypeName

(attach additional page(s) if necessary)

6. Signature: (Required)

X Claude Zdanow — Officer

Signature of Officer, Incorporator or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0264582014-6
F V Aguilar	Filing Number 20254609149
Secretary of State State Of Nevada	Filed On 01/21/2025 09:45:57 AM
	Number of Pages 7

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF ONAR HOLDING CORPORATION

The Chief Executive Officer of Reliant Holdings, Inc. (the "**Corporation**"), a corporation organized under the laws of the State of Nevada, by signing below, does hereby certify that:

1. Pursuant to the provisions of Sections 78.390 and 78.403 of the Nevada Revised Statutes ("**NRS**"), the Corporation amends and restates its articles of incorporation as set forth below.

2. The amendment and restatement of the Articles of Incorporation as set forth below was adopted by the Corporation's sole director by unanimous written consent on July 8, 2024, in accordance with the provisions of NRS 78.315 and NRS 78.390.

3. The amendment and restatement of the Articles of Incorporation as set forth below was approved by the written consent of stockholders holding a majority of the voting power of the Corporation on September 13, 2024.

4. The undersigned officer has been authorized and directed by the sole director and the majority stockholders to execute and file this certificate setting forth the text of the Articles of Incorporation of the Corporation as amended and restated in its entirety to this date as follows:

ARTICLE I.

The name of the Corporation is ONAR Holding Corporation

ARTICLE II.

The Registered Agent for this Corporation shall be InCorp Services, Inc. The address of the Registered Agent and the registered or statutory address of this Corporation in the state of Nevada shall be InCorp Services, Inc., 3773 Howard Hughes Parkway, Suite 500S, Las Vegas, Nevada 89169-6014.

ARTICLE III.

The number of shares of Common Stock authorized by the Corporation shall be 450,000,000 common shares, par value $0.001 per share.

The number of shares of Series A Preferred Stock authorized by the Corporation shall be 1,000 shares, par value $0.001 per share.

The number of shares of Series B Preferred Stock authorized by the Corporation shall be 10,000 shares, par value $0.001 per share.

The number of shares of Series C Preferred Stock authorized by the Corporation shall be 6,570 shares, par value $0.001 per share.

The number of shares of Series D Preferred Stock authorized by the Corporation shall be 100 shares, par value $0.001 per share.

The number of shares of Blank Check Preferred Stock authorized by the Corporation shall be 4,982,330 shares, par value $0.001 per share.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("**Board of Directors**") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "**Voting Stock**"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

ARTICLE IV.

The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

ARTICLE V.

The purpose of this Corporation shall be any and all legal purposes.

ARTICLE VI.

No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause. The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

ARTICLE VII.

The Corporation shall have perpetual existence.

ARTICLE VIII.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

Any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall have been signed by the holder or holders of a majority of the shares entitled to vote with respect to the action that is the subject of the consent. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE IX.

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented.

ARTICLE X.

The Corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE XI.

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII.

Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

ARTICLE XIII.

No contract or other transaction between the Corporation and any other entity, whether or not a majority of the shares of the capital stock of such other entity is owned by this Corporation, and no act of this Corporation shall be in any way affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors, officers,

members, managers, partners, or control persons of such other entity. Any director of this Corporation, individually, or any firm of which such director may be an affiliate, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he, she, or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this Corporation, or a majority thereof; and any director of this Corporation who is also an affiliate of such other entity, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other entity or not so interested.

ARTICLE XIV.

The Corporation, pursuant to Section 78.434 of the Nevada Revised Statutes ("**NRS**"), elects not to be governed by Sections 78.411 to 78.444 of the NRS, inclusive.

Additionally, the Corporation elects not to be governed by the provisions of NRS 78.378 to 78.3793, inclusive, of the NRS.

ARTICLE XV.

The Board of Directors shall adopt the initial Bylaws of the Corporation. The Board of Directors shall also have the power to alter, amend, or repeal the Bylaws, or to adopt new Bylaws, except as otherwise may be specifically provided in the Bylaws.

The undersigned Chief Executive Officer of the Corporation has executed these Amended and Restated Articles of Incorporation, certifying that the facts herein stated are true, this January 21, 2025.

ONAR Holding Corporation

Claude Zdanow
Claude Zdanow (Jan 21, 2025 13:35 AST)

Claude Zdanow
Chief Executive Officer

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

ONAR HOLDING CORPORATION

Nevada Business Identification # NV20141337634
Expiration Date: 05/31/2025

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 01/21/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202501215368273
You may verify this certificate
online at https://www.nvsilverflume.gov/home